UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported): March 28, 2006


                              TAG-IT PACIFIC, INC.
               (Exact Name of Registrant as Specified in Charter)


          DELAWARE                     1-13669                  95-4654481
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)              File Number)            Identification No.)


                         21900 BURBANK BLVD., SUITE 270
                           WOODLAND HILLS, CALIFORNIA               91367
                    (Address of Principal Executive Offices)      (Zip Code)


                                 (818) 444-4100
              (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 4.02         NON-RELIANCE ON PREVIOUSLY  ISSUED  FINANCIAL  STATEMENTS OR A
                  RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

(a) On March 28, 2006, the Audit Committee of the Board of Directors of Tag-It Pacific, Inc. (the "Company"), in consultation with management, concluded that the previously issued quarterly financial statements for the second and third quarters of 2005 contained in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005 should no longer be relied upon. The Company intends to restate its financial statements for the above listed periods to correct an error in the application of generally accepted accounting principles was identified in the Company's revenue recognition relative to selected transactions occurring during these periods.

         The restatement, upon completion, will correct the recording of revenues and corresponding net loss figures for the second and third quarters of 2005 as a result of a sale and inventory storage agreement that was effective in the second quarter. Management discovered this error during the preparation of its fiscal year 2005 results and has concluded that the revenue from this transaction should not have been recognized at the time of the agreement, but rather will be recognized as the inventory is delivered to the customer, its designee, or is destroyed at the direction of the customer.

         The Company currently expects that the restatement will result in:

                  o a reduction of revenues for the three and six-months ended June 30, 2005 of approximately $2.8 million;

                  o an increase in the net loss for the three and six-months ended June 30, 2005 of approximately $1.3 million;

                  o an increase in the revenues for the three months ended September 30, 2005 of approximately $400,000, and a reduction of revenues for the nine-months ended September 30, 2005 of approximately $2.4 million; and

                  o a reduction in the net loss for the three months ended September 30, 2005 of approximately $50,000, and an increase in the net loss for the nine-months ended September 30, 2005 of approximately $1.2 million.

         The  Company  has  not  completed  its  analysis  of  the   restatement
adjustments, and, accordingly, the effect of the restatement on all prior periods is preliminary and subject to change.

         The Company intends to accomplish the restatement of its quarterly financial statements for the second and third quarters of 2005 and file an amended Form 10-Q/A for each of the quarterly periods ended June 30, 2005 and September 30, 2005 on or before April 17, 2006. The filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2005 will be delayed pending completion of the restated financial statements. The Company will file a Form 12b-25 notification of late filing of Form 10-K with the Securities and Exchange Commission, and intends to file the Annual Report on Form 10-K for 2005 on or before April 17, 2006.

         The Audit Committee and management have discussed the matters described in this Item 4.02(a) with the Company's independent registered public accounting firm. The Audit Committee also discussed these matters with its former independent registered public accounting firm, who were serving in such capacity during the second and third quarters of 2005.


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


         The Company issued a press release on April 3, 2006 announcing the restatement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements of business acquired.

                  None.

         (b)      Pro forma Financial Information.

                  None.

         (c)      Exhibits.

                  99.1     Press  Release  dated  April 3,  2006,  issued by the
                           Company.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      TAG-IT PACIFIC, INC.



Date:    April 3, 2006                By:      /S/ LONNIE D. SCHNELL
                                         ---------------------------------------
                                      Lonnie D. Schnell, Chief Financial Officer


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